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                                                                  Exhibit 10.7


                   FIRST AMENDMENT TO THE SERVICES AGREEMENT

         Whereas The NPD Group, Inc., a New York corporation ("NPD"), and Media Metrix, Inc., a Delaware corporation ("MMX"), executed a Services Agreement dated September 30, 1998 (the "SERVICES AGREEMENT");

         Whereas, Jupiter Media Metrix, Inc., a Delaware corporation ("JMXI"), is the successor-in-interest to MMX;

         Whereas, NetRatings, Inc., a Delaware corporation ("NETRATINGS," and with JMXI and NPD, the "PARTIES") as of the date hereof is entering into a settlement agreement under which it shall settle Civil Action No. 01-CV-193 filed by JMXI in the United States District Court for the District of Delaware, and, as a term thereof, NTRT is acquiring all rights and interests in U.S. Patent No. 6,115,680 entitled "Computer Use Meter and Analyzer"
(the "PATENT"); and

         Whereas, the Parties wish to clarify the interpretation of the terms of the Services Agreement.

         NOW, THEREFORE, in return for good and valuable consideration, the sufficiency of which is acknowledged by all the Parties, the Parties agree as follows:

         1.       AMENDMENT OF THE SERVICES AGREEMENT:
                  -----------------------------------

                  (a) The second sentence of the preamble of the Services Agreement is amended and restated in its entirety to read, "The Company is in the business of developing, marketing and selling internet audience measurement services and operates a national consumer usage panel (the "Panel") in order to generate data for measuring internet audiences and assessing internet audience behavior (the "Business")."

                  (b) The first sentence of Section 1.2 of the Services Agreement is amended and restated in its entirety to read, "The Company hereby grants to NPD and its affiliated companies a perpetual, non-forfeitable, worldwide license (the "License") to use the Software in the operation of its businesses; PROVIDED, HOWEVER, that such Software may not be used by NPD or its affiliated companies in furtherance of, or for, any purpose which is the same as, or substantially similar to, the Business."

         2. ESTOPPEL FROM ENFORCEMENT OF THE PATENT. So long as the Services Agreement is in full force and effect and no assignment or transfer of the rights of either NPD or JMXI under the terms of the Services Agreement occurs, NetRatings hereby agrees that it shall not seek to enforce its rights under the Patent against NPD to the extent that the Patent may otherwise limit or impair the usage of the "data bases" (as such term is used in Section 1.2 of the Services Agreement) or the Software (as such term is defined in the preamble of the Services Agreement). Effective, and contingent, upon the termination of the Services Agreement, NetRatings hereby agrees to grant NPD and its affiliated companies a non-exclusive, worldwide, non-sublicensable, irrevocable, non-transferable, limited right to exploit the Patent in any manner other than in furtherance of, or for, any purpose which is the same as, or substantially similar to, the Business subject to the payment of an annual royalty fee of $30,000 per annum, paid in advance on January 1 of each calendar year, and in advance, pro-rated on a monthly basis for each month preceding January 1, 2003. Such limited right to exploit the Patent may be terminated at the sole option of NPD upon 120 days advance written notice by NPD to NetRatings prior to December 31 of each year.

         3. NO FURTHER AMENDMENT. Notwithstanding any other term or provision of the Services Agreement, JMXI and NPD each agree not to (a) either further amend the Services Agreement or (b) waive either party's rights or obligations under the Services Agreement, without first obtaining the consent of NetRatings. Nothing in this section 3 shall be construed so as to prevent either JMXI or NPD from terminating the Services Agreement in accordance with Section 2 of the Services Agreement.

         4. FULL FORCE. Except as expressly set forth above, the Services Agreement shall remain in full force and effect as written.


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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
First Amendment to the Services Agreement as of this 7th day of May, 2002.


THE NPD GROUP, INC.                              JUPITER MEDIA METRIX, INC.

By: /s/ Tod Johnson                              By: /s/ Jean Robinson

Name: Tod Johnson                                Name:  Jean Robinson

Title: Chairman and Chief Executive Officer      Title:  Chief Financial Officer


NETRATINGS, INC.

By: /s/ William Pulver

Name: William Pulver

Title: President and Chief Executive Officer